UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2013

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2013, the Board of Directors of MGM Resorts International (the “Company”) increased the number of directors on the Company’s Board of Directors (the “Board”) from 10 to 11 and elected Mr. William Grounds to the Board to fill the vacancy.  Mr. Grounds was designated for nomination by Infinity World Investments LLC (“Infinity World”) pursuant to the Company Stock Purchase and Support Agreement between the Company and Infinity World dated as of August 21, 2007, as amended on October 17, 2007 (the “Agreement”).  Mr. Grounds is currently a director and an executive officer of Infinity World Development Corp.  Infinity World has agreed to advance legal and other expenses incurred by Mr. Grounds in connection with civil litigation or other claims arising from his service on the Board to the extent that the Company does not advance such expenses.

As previously disclosed, the Agreement provides that as long as Infinity World and its affiliates (the “Infinity World Group”) own at least 5% of the Company’s outstanding common stock and the joint venture agreement contemplated under the Agreement has not been terminated, Infinity World will have the right, subject to applicable regulatory approvals, to designate one nominee for election to the Board.  If the Infinity World Group beneficially owns at least 12% of the Company’s outstanding common stock, Infinity World may nominate additional directors under the Agreement according to a formula set forth therein.  On January 28, 2013, the Infinity World Group reported that it owned 26,048,738 shares of the Company’s common stock, or approximately 5.32% of the outstanding shares based on a total number of 489,201,152 outstanding shares of common stock as reported in the Company’s Form 10-Q on November 9, 2012.  Under the Agreement, if Infinity World designates a nominee for election to the Board, the Company shall take all actions reasonably necessary to appoint the nominee designated by Infinity World to serve as a member of the Board until the next such meeting of the stockholders (including increasing the authorized number of directors, if needed, and appointing the nominee to serve on the Board, and to include and recommend such nominee for election by the stockholders at the next election of directors).  Mr. Grounds’ election is consistent with these terms.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 27, 2007 and as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 23, 2007 and incorporated herein by reference.

Mr. Grounds will not receive any compensation for serving as a director, although he will receive reimbursement for reasonable expenses incurred in attending Board meetings.  Mr. Grounds is not currently expected to serve on any committees of the Board.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2013, the Board approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of that date, revising Section 12 of Article II, and deleting Sections 1 through 6 of Article VII.

Revisions to Section 12 of Article II amend the Company’s advancement obligations in connection with the indemnification of directors to provide for discretionary, rather than mandatory, advancement of expenses incurred by a director in defending any proceeding if (i) such director was nominated pursuant to contractual right or agreement and (ii) the material allegations giving rise to the proceeding relate to breaches of such director’s fiduciary duties to the Company and its stockholders in favor of, or in furtherance of the interests of, the nominating entity or person.

Sections 1 through 6 of Article VII, which pertain to the establishment of the Executive Committee, were deleted to reflect that the Executive Committee was discontinued by the Company as of June 14, 2011.

The foregoing description is not a complete description of the amendments and is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference in this Item 5.03.

Item 9.01.                Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)       Not applicable.

(d)      Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MGM Resorts International, effective February 8, 2013.

10.1(1)

Company Stock Purchase and Support Agreement, dated August 21, 2007, by and between the Company and Infinity World Investments, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 27, 2007).

10.1(2)

Amendment No. 1, dated October 17, 2007, to the Company Stock Purchase and Support Agreement by and between the Company and Infinity World Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 23, 2007).

99.1	Press Release dated February 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2013

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President, Deputy General Counsel &
Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective February 8, 2013.

10.1(1)

Company Stock Purchase and Support Agreement, dated August 21, 2007, by and between the Company and Infinity World Investments, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 27, 2007).

10.1(2)

Amendment No. 1, dated October 17, 2007, to the Company Stock Purchase and Support Agreement by and between the Company and Infinity World Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 23, 2007).

99.1	Press Release dated February 12, 2013.